Jim Miles
                                                             Secretary of State
                                                                    Filed
                                                               August 8, 1997

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

          Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:


1.        The name of the corporation is First United Bancorporation.


2.        On July 29, 1997, the corporation adopted the following   Amendment(s)
          of its Articles of Incorporation.

          RESOLVED, that pursuant to a three-for-two split of the authorized shares of the Corporation's common stock, the total number of authorized shares of the Corporation's common stock shall be increased from 15,000,000 shares to 22,500,000 shares and the par value of each authorized share shall be reduced from $1.66 2/3 per share to $1 1/9 per share.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

          Shareholders of record on August 15, 1997 will be issued additional stock certificates representing one additional share of the Corporation's Common Stock for every two shares currently held. Cash will be paid in lieu of fractional shares.

4.        Complete either a or b, whichever is applicable.

          a.  [ ]   Amendment(s) adopted by shareholder action.

                   At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                      Number of     Number of     Number of        Number of
                      out-          Votes         Shares           Undisputed*
          Voting      standing      Entitled      Represented      Shares Voted
          Group        Shares       to be Cast    at the meeting   For   Against


          b. [x] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                    South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) .


DATE:    7/29/97                   FIRST UNITED BANCORPORATION


                                         (Name of Corporation)

                                    By:  s/William B. West
                                          -------------------
                                               (Signature)

                                    William B. West, Senior Vice President
                                      (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the Corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                                                                  Jim Miles
                                                              Secretary of State
                                                                    Filed
                                                               November 28, 1994
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

      Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is First United Bancorporation.

2. On October 25, 1994, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a three-for-two split of the authorized shares of the Corporation's common stock, the total number of authorized shares of the Corporation's common stock shall be increased from 10,000,000 shares to 15,000,000 shares and the par value of each authorized share shall be reduced from $2.50 per share to $1.66 2/3 per share.

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on November 8, 1994 will be issued additional stock certificates representing an additional three shares of the Corporation's Common Stock for every two shares currently held. Cash will be paid in lieu of fractional shares.

4.   Complete either a or b, whichever is applicable.

     a. [ ]    Amendment(s) adopted by shareholder action.

     At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                 Number of      Number of      Number of           Number of
                 out-           Votes          Shares              Undisputed*
      Voting     standing       Entitled       Represented        Shares Voted
      Group       Shares        to be Cast     at the meeting      For   Against


      b. [x] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
               Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) .


                                   FIRST UNITED BANCORPORATION
DATE:

                                   (Name of Corporation)

                                   By: s/William B. West
                                      --------------------
                                         (Signature)
                                   William B. West, Senior Vice President
                                      (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                                                                  Jim Miles
                                                             Secretary of State
                                                                   Filed
                                                                May 6, 1994

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

            Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is First United Bancorporation.


2. On April 26, 1994, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

                           Text attached as Exhibit A.


3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     N/A

4.   Complete either a or b, whichever is applicable.

     a.  [x]   Amendment(s) adopted by shareholder action.


          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                   Number of    Number of     Number of             Number of
                   out-         Votes         Shares               Undisputed*
          Voting   standing     Entitled      Represented         Shares Voted
          Group     Shares      to be Cast    at the meeting     For     Against

          Common   1,252,450    1,252,450      1,030,810        918,184  23,354

     b. [ ] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina
               Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) date of filing.

DATE: 4/26/94                      First United Bancorporation
                                   (Name of Corporation)

                                   By: s/William B. West
                                   ---------------------------------------------
                                       (Signature)
                                   William B. West, Senior vice President
                                   Anderson, S.C.
                                  (Type or Print Name and Office)











*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively State the total number of undisputed shares cast for the amendment by each voting group together with a statement that the number of cast for the amendment by each voting group was sufficient for approval by that voting group.

                                                                       EXHIBIT A

RESOLVED, that Article Four of the Company's Articles of Incorporation be, and hereby is, amended (i) to increase the authorized Common Stock of the Company ($2.50 par value) from 2,000,000 authorized shares to 10,000,000 authorized shares, and (ii) to authorize 10,000,000 shares of Preferred Stock, and thereby to read as follows:

                               Article Four: Stock

     The Corporation is authorized to issue two classes of shares as follows:

                         Class of Shares         Authorized Number
                         ---------------         -----------------

                         Common Stock               10,000,000
                         Preferred Stock            10,000,000

The Common Stock shall have a par value of $2.50 per share and the Preferred Stock shall have no par value. The relative rights, preferences, and limitations of the shares of each class and of each series within a class are as follows:

Common Stock - Shares of this class shall have unlimited voting rights and shall be entitled, together with any other class having such rights, to receive the net assets of the Corporation upon dissolution.

Preferred Stock - Shares of this class may be issued in separate series and the preferences, limitations and relative rights of this class and any series within this class shall be determined by the board of directors before issuance of any shares of such class or series.

                                                               John T. Campbell
                                                              Secretary of State
                                                                   Filed
                                                                July 8, 1987

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION
                                       OF
                           FIRST UNITED BANCORPORATION


         I, the  undersigned  natural  person  having  capacity to contract  and acting as an incorporator of a Corporation (hereinafter called the "Corporation") under the South Carolina Business Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

                               ARTICLE ONE: NAME

         The name of the Corporation is First United Bancorporation.

                      ARTICLE TWO: INITIAL OFFICE AND AGENT

         The initial registered office of the Corporation is located at 304 North Main Street, City of Anderson, County of Anderson, and the State of South Carolina, and the agent at such address is William B. West.

                             ARTICLE THREE: DURATION

         The Corporation's period of duration is perpetual.

                               ARTICLE FOUR: STOCK

         The Corporation is authorized to issue one class of shares to be designated "common". The total number of shares which the Corporation is authorized to issue is 2,000,000 shares, and the par value of each such share is $2.50. The total authorized capital stock is $5,000,000.

                         ARTICLE FIVE: INITIAL DIRECTORS

         Section A. The number of directors of the Corporation shall be fixed and may be altered from time to time as provided in the bylaws.

         Section B. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

         Section C. In the event of any increase or decrease in the authorized number of directors (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation or removal, and
(ii) the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

         Section D. Notwithstanding any of the foregoing provisions of this Article, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal for cause of a director or through an increase in the number of directors in any class, each vacancy shall be filled by a majority vote of the remaining directors. A director so elected to fill a vacancy shall serve until the next election of the class for which such director shall have been chosen, and until his successor has been duly elected and qualified.

         Section E.      The initial directors are:

         Irvin L. Cauthen                                T. Ree McCoy, Jr.
         1805 Lindale Road                               2601 Milgate Road
         Anderson, SC 29621                              Anderson, SC  29621

         Mason Y. Garrett                                Donald C. Roberts
         1601 N. Boulevard                               1206 Northhampton Road
         Anderson, SC 29621                              Anderson, SC 29621

         John C. Ginn                                    Harold P. Threlkeld
         2835 Old Williamston Road                       2304 Milgate Road
         Anderson, SC 29621                              Anderson, SC 29621

         Randolph V. Hayes                               William B. West
         Concord Road                                    2810 Rambling Path
         Anderson, SC 29621                              Anderson, SC 29621

         J. Donald King
         2900 Little Creek Drive
         Anderson, SC 29621


The initial directors will serve until the first annual meeting of stockholders of the Corporation. At the first annual meeting of stockholders, directors will be elected to classified terms.

                              ARTICLE SIX: PURPOSE

     The purpose or purposes for which the Corporation is organized are:

     (a)  To act as a bank holding company;

     (b) To transact any and all lawful business for which corporations may be incorporated under the South Carolina Business Corporation Act;

     (c) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or for the attainment of any one or more of the objects herein enumerated or which at any time appear conducive to or expedient for the protection or benefit of the Corporation.

     The foregoing clauses shall be construed as powers as well as objects and purposes, and the matter expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers, and shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation.

                     ARTICLE SEVEN: PREEMPTIVE RIGHTS DENIED

     No holder of shares of any class of the Corporation shall have any preemptive rights to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the treasury of the Corporation; all such additional or treasury shares may be issued for such consideration, at such time, and to such person or persons as the Board of Directors of the Corporation may from time to time determine.

                        ARTICLE EIGHT: CUMULATIVE VOTING

     Cumulative voting for the election of directors is prohibited.

                              ARTICLE NINE: VOTING

     Except where otherwise provided in these Articles of Incorporation or the bylaws of the Corporation, the holders of the common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of stockholders' meetings.

                         ARTICLE TEN: ADOPTION OF BYLAWS

     The Board of Directors of the Corporation shall adopt the initial bylaws of the Corporation and may thereafter alter, amend, or repeal the bylaws of the Corporation or may adopt new bylaws, subject to the stockholders' concurrent right to alter, amend, or repeal the bylaws or to adopt new bylaws and to the express provisions of the bylaws. The stockholders may provide that any or all bylaws altered, amended, repealed, or adopted by the stockholders shall not be altered, amended, re-enacted, or repealed by the Board of Directors of the Corporation.

                       ARTICLE ELEVEN: REPURCHASE OF STOCK

     The Corporation is authorized to purchase, directly or indirectly, its own shares to the extent of the aggregate of the unreserved and unrestricted earned surplus and unreserved and unrestricted capital surplus available therefor.

                       ARTICLE TWELVE: AUTHORITY TO BORROW

     The Board of Directors is expressly authorized, without the consent of the stockholders, except so far as such consent is herein or by law provided, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, debentures, notes or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable, and specifically may issue bonds or debentures convertible into shares of any class of stock, including common stock, of the Corporation within such period and upon such conditions as shall be fixed by the Board of Directors, and to authorize and cause to be executed mortgages, pledges, charges and liens upon all or part of the real and personal property rights, interest and franchise of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

                 ARTICLE THIRTEEN: CERTAIN BUSINESS COMBINATIONS

     Section A. For the purposes of this Article:

     (1) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of this Corporation which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement,
(ii) by reason of tenders of shares by stockholders of the Corporation in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

     (2) The term "Business Combination" shall mean:

               (a) any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this Corporation or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into this Corporation or a Subsidiary;

               (b) any sale, lease, exchange, transfer, distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security devise, to or with a Major Stockholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of this Corporation or a
          Subsidiary (including, without limitation, any securities of a Subsidiary);

               (c) the purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

               (d) the issuance of any securities, or of any rights, warrants or options to acquire any securities, of this Corporation or a Subsidiary to a Major Stockholder or the acquisition by this Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, or a Major Stockholder;

               (e) any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof; provided, however, that this Section A(2)(e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

               (f) any agreement, contract or other arrangement providing for any of the transactions described herein.

     (3) The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of this Corporation immediately prior to the time that any then existing Major Stockholder became a Major Stockholder or (ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors of the Corporation

     (4) The term "Major Stockholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) any Person acting in concert therewith, is the beneficial owner of 10% or more of the votes held by the holders of the outstanding shares of the Voting Stock of this Corporation, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary of this Corporation.

     (5) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person".

     (6) The term "Subsidiary" shall mean any business entity 50% or more of which is beneficially owned by the Corporation.

     (7) The term "Substantial Part", as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Stockholder means assets having a value of more than 5% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

     (8) The term "Voting Stock" shall mean stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.

     Section B. Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section C. of this Article Thirteen, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless:

     (1) The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Stockholder involved in the Business Combination becoming such; or

     (2) The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

     (3) The Business Combination was approved by at least 80% of the Continuing Directors of the Corporation; or

     (4) The Business Combination was approved by at least a 80% vote of the outstanding Voting Stock of this Corporation and by at least a 80% vote of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

     Section C. During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only if: (1) such resolution is approved by at least 80% of the Continuing Directors of the Corporation; or (2) such resolution is approved by at least 80% of the outstanding Voting Stock of this Corporation and by at least 80% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder.

     Section D. As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

     (1) The amount of Voting Stock beneficially held by any;

     (2) Whether a Person is an Affiliate or Associate of another;

     (3) Whether a Person is acting in concert with another;

     (4) Whether the assets subject to any Business Combination constitute a "Substantial Part" as herein defined;

     (5) Whether a proposed transaction is subject to the provisions of this Article; and

     (6) Such other matters with respect to which a determination is required under this Article.

Any such determination shall be conclusive and binding for all purposes of this Article.

     Section E. The affirmative vote required by this Article is in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, these Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock or any agreement between the Corporation and any national securities exchange.

     Section F. Any amendment, change or repeal of this Article or any other amendment of these Articles of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article shall require approval by at least 80% of the outstanding Voting Stock of the Corporation and at least 80% of the outstanding voting Stock beneficially owned by stockholders other than any Major Stockholder.

                        ARTICLE FOURTEEN: INDEMNIFICATION

     The Corporation shall indemnify any person who (i) is or was a director, officer, employee, or agent of the Corporation or (ii) while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the South Carolina Business Corporation Act. The Corporation may indemnify any person to such further extent as permitted by law.

                          ARTICLE FIFTEEN: INCORPORATOR

         The name and address of the incorporator is:

                 NAME                                    ADDRESS

         William B. West                                 2810 Rambling Path
                                                         Anderson, SC  29621

Date:   July 2, 1987                                     s/William B. West
         --------------------                            -----------------------
                                                         William B. West

STATE OF SOUTH CAROLINA          )
                                 )
COUNTY OF ANDERSON               )



         The undersigned, William B. West, does hereby certify that he is the incorporator of First United Bancorporation, and is authorized to execute this verification; that he does hereby further certify that he has read the foregoing document, understands the meaning and purport of the statements therein contained and the same are true to the best of his information and belief.


Date:   July 2, 1987                                     s/William B. West
        --------------------                             -----------------------
                                                         William B. West

                             CERTIFICATE OF ATTORNEY


         I, Harold P. Threlkeld, an Attorney licensed to practice in the State of South Carolina, certify that the Corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements of Chapter 7 of Title 33 of the South Carolina Code of 1976, relating to the organization of corporations, and that in my opinion, the Corporation is organized for a lawful purpose.


Date:   July 2, 1987                         s/Harold P. Threlkeld
         --------------------                -----------------------
                                             Harold P. Threlkeld
                                             Address:
                                             213 East Calhoun Street
                                             Anderson, South Carolina 29622-0917